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                                                                    EXHIBIT 99.1

(BRIGHTSTAR LOGO)

                           FOR IMMEDIATE RELEASE

                           CONTACT:
                           Paul Kosturos
                           BrightStar
                           (925) 224-7210
                           paul.kosturos@brightstar.com


                BRIGHTSTAR UPDATES GUIDANCE FOR THE THIRD QUARTER

    PLEASANTON, Calif.-- September 17, 2003--BrightStar Information Technology Group, Inc. (OTCBB: BTSR), a provider of information technology services, updated its guidance for the third quarter ending September 30, 2003.

    "Third quarter revenues are expected to be in the range of $1.45 to $1.50 million, which is approximately 2% - 5% higher than our prior sequential quarter ended June 30, 2003 but approximately 35% below the third quarter a year ago", said Paul Kosturos, Vice President Finance. "BrightStar also expects to report net income ranging from breakeven to a ($50,000) loss and EBITDA for the third quarter ranging from breakeven to $50,000, before a possible one-time, non-cash charge for stock compensation expense relating to the company's repricing of stock options in February of 2002. Based on yesterdays' closing price of $.10 per share, the charge for stock compensation expense would be approximately $18,000. Also, while the Company continues to evaluate its tactical and strategic alternatives, these income measures do reflect a one-time charge of approximately $37,000 for discontinued financial advisory services." continued Mr. Kosturos.

    "We are pleased to report that we will realize a revenue increase for the second consecutive quarter this year and expect to achieve roughly breakeven operating results for the current period," said Joe Wagda, Chairman and Chief Executive Officer. "Furthermore, our backlog for the fourth quarter is above the level booked at the same point relative to the current quarter, so we are optimistic about our revenues for the final quarter of the year," concluded Mr. Wagda.

ABOUT BRIGHTSTAR

BrightStar Information Technology Group, Inc. is a provider of information technology services. We help companies maximize their competitive advantage through the implementation and /or management of leading edge enterprise level applications and business processes and business process management software solutions. BrightStar has established a strong vertical business presence in healthcare and state and local government. BrightStar has its headquarters in the San Francisco Bay Area with field offices in Dallas, Texas, and Quincy, Massachusetts, and can be reached via the company's website at www.brightstar.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This report includes forward-looking statements that reflect BrightStar's current expectations about its future results, performance, prospects and opportunities. BrightStar has tried to identify these forward- looking statements by using words such as "believe," "expect," "anticipate," "intend," "estimate" and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause BrightStar's actual results, performance, prospects or opportunities in 2003 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. For further information about these and other risks, uncertainties and factors, please review the disclosure included under the caption "Risk Factors" in BrightStar's Form 10K for the year 2002 and other information filed with the Securities and Exchange Commission. BrightStar undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or changed circumstances or for any other reason.

SOURCE: BrightStar Information Technology Group, Inc. (9/17/03)

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BrightStar and the BrightStar logo, are trademarks of BrightStar Information
Technology Group, Inc. All other company and product names may be trademarks of their respective owners.